                                   UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC 20549

                                     FORM 8-K





                                 CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       January 28, 1997
                                                ------------------------------

                                COAST BANCORP
------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       California                      001-12253              77-0401327
------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)    (IRS Employer
      of Incorporation)                                   Identification No.)

                740 Front Street, Santa Cruz, California   95060
------------------------------------------------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code     (408) 458-4501
                                                  ----------------------------

                                 Not applicable
------------------------------------------------------------------------------
           (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS
--------------------

    In a Press Release dated January 31, 1997, Coast Bancorp (the "Company") announced that its Board of Directors had approved a plan to repurchase up to 66,290 shares of the Company's Common Stock representing approximately 3% of its outstanding shares. The Common Stock will be purchased from time to time in open market transactions.

    The Company previously had a stock repurchase program which ended in April, 1996 pursuant to which it purchased 68,340 shares of its Common Stock or 3% of its outstanding shares.

    On January 28, 1997, the Company also announced record earnings for the year ended December 31, 1996 of $4,128,000 or $1.85 per share as compared to $3,149,000 or $1.38 per share in 1995. Total assets at December 31, 1996 were $236,915,000.

    The Company also announced a cash dividend of 11 1/2 cents per share to be paid to shareholders of record as of February 13, 1997 payable on February 28, 1997. This is an increase over the quarterly cash dividends of 10 cents per share which was paid in 1996.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
------------------------------------------

    (c)  99.1  Press Release date January 28, 1997.
         99.2  Press Release date January 28, 1997.
         99.3  Press Release date January 31, 1997.

                                     SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        COAST BANCORP


Dated: February 7, 1997                  /s/ Bruce H. Kendall
                                        ---------------------------------------
                                        Bruce H. Kendall, Senior Vice President
                                        and Chief Financial Officer



                                     3